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                                                                     EXHIBIT 3.2



            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                          GABRIEL COMMUNICATIONS, INC.


It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "corporation") is Gabriel Communications, Inc.

                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

                  FIRST:  The name of the Corporation is NUVOX, INC.

                  3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on February 12, 2001

                                       /s/ JOHN P. DENNEEN
                                       ----------------------------------------
                                       John P. Denneen Secretary